UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) January 11, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                  48265-3000
      -----------------------------------------                  ----------
      (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

On January 12, 2006, General Motors Acceptance Corporation (GMAC), a wholly-owned subsidiary of General Motors Corporation (GM), filed a Current Report on Form 8-K that stated it would recognize a non-cash charge of approximately $450 million (after-tax) as of December 31, 2005, primarily for the impairment of goodwill at its Commercial Finance operating segment. Pursuant to SFAS 142 (defined below), GM will not recognize this impairment charge in its December 31, 2005 consolidated financial statements because such goodwill is recoverable by GM at the GMAC reporting unit level.

The text of GMAC's Form 8-K follows.

On January 11, 2006, management recommended, and the Management Audit Committee of General Motors Acceptance Corporation (GMAC) approved, non-cash goodwill impairment charges of approximately $450 million (after-tax), which will be recorded in the quarter ended December 31, 2005. The charges relate predominantly to GMAC's Commercial Finance operating segment and, in particular, primarily to the goodwill recognized in connection with the 1999 acquisition of The Bank of New York's commercial finance business.

These fourth quarter charges result from annual impairment tests required to be made for all of GMAC's reporting units in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). Management's conclusions were reached as part of the year-end preparation of financial statements required to be included in GMAC's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission in mid-March. The audit of such financial statements by the Company's external auditors remains in process.

GMAC will report fourth quarter and full year 2005 earnings on January 26, 2006. Net income for the year is expected to be relatively consistent with previously announced expectations - in the $2.5 billion range - after considering these impairment charges, and well in excess of such guidance, excluding these impairment charges.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  January 12, 2006              By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)